EXHIBIT 5



                                  LETTERHEAD OF
                             GOLDSTEIN& DIGIOIA, LLP
                             45 BROADWAY, 11th FLOOR
                            NEW YORK, NEW YORK 10006



                                          March 1, 2005


First Montauk Financial Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey  07701

                  Re:      First Montauk Financial Corp.
                           Registration Statement on Form S-8
                           Dated March 1, 2005

Ladies/Gentlemen:

     We have reviewed the Registration Statement on Form S-8, filed on or about March 1, 2005, (the "Registration Statement") under the Securities Act of l933, as amended (the "Act") by First Montauk Financial Corp. (the "Company"). The Registration Statement has been filed for the purpose of registering for offer and sale under the Act of an aggregate of 7,620,000 shares of Common Stock, no par value, described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion has been rendered with respect to an aggregate of 7,620,000 shares of Common Stock issuable to employees and directors of the Company and other designated persons pursuant to the Company's the following stock options plans adopted by the Company, as follows:

     a. 5,000,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Company's 2002 Incentive Stock Option Plan (the "2002 Incentive Options");

     b. 2,000,000 shares of Common Stock issuable pursuant to the Company's 1996 Senior Management Stock Option Plan, consisting of 2,000,000 shares issuable as restricted stock awards under the 1996 Senior Management Plan (the "1996 Stock"); and

     c. 620,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Company's 2002 Non-Executive Director Stock Option Plan (the "2002 Director Options").

     In connection with the opinions rendered herein, we have examined the Certificate of Incorporation, as amended, of the Company, its By-Laws, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

     l. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey, with corporate power to conduct the business which it conducts as described in the Registration Statement.

     2. The Company has an authorized capitalization of 30,000,000 shares of Common Stock, no par value per share, and 5,000,000 shares of Preferred Stock, $.l0 par value per share.


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     3. The 5,000,000  shares  issuable upon the exercise of the 2002  Incentive
Options, upon payment therefor and issuance thereof, in accordance with the terms thereof, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     4. The 2002 Incentive Options, when issued pursuant to the terms and conditions of the 2002 Incentive Stock Option Plan, as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms.

     5. The 620,000 shares issuable upon the exercise of the 2002 Director Options, upon payment therefor and issuance thereof, in accordance with the terms thereof, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     6. The 2002 Director Options, when issued pursuant to the terms and conditions of the 2002 Non-Executive Director Stock Option Plan, as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms.

     7. The 1996 Shares, when issued pursuant to the terms and conditions of the 1996 Senior Management Stock Option Plan, as described in the Registration Statement, are validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Goldstein & DiGioia, LLP

                                          GOLDSTEIN & DiGIOIA LLP